Exhibit 23.2

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998 appearing on page 20 of Oak Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 9, 1998